EXHIBIT 10.48

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                           Advisory Services Agreement

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                               KIDD & COMPANY, LLC

                              Three Pickwick Plaza

                               Greenwich, CT 06830

                                                     November 25, 2003

Advanced Aesthetics, Inc.
815 N. Flagler Drive, P-300
West Palm Beach, FL  33401

Gentlemen:

                  This is to confirm the understanding between Kidd & Company, LLC and Advanced Aesthetics, Inc., a Delaware corporation (the "Company"), with respect to the performance by KCO of advisory services to be provided to the Company and its direct and indirect subsidiaries. Capitalized terms used but not defined herein have the meanings assigned to them in the Glossary attached to the Securities Purchase Agreement dated as of November 4, 2003 between the Company and FCPR L Capital, a fonds commun de placements a risque, represented by L Capital Management SAS, a societe par actions simplifiee.

                  1. Services. KCO will perform ongoing advisory services for the Company which shall include, but shall not be limited to, the following:

                  1.1 Business Plans and Budgets. KCO will advise the Company with respect to the Company's annual business plans, will advise the Company's management in connection with the implementation of such plans and will counsel management with respect to the measurement and monitoring of the Company's performance with respect to its plans. KCO will advise the Company with respect to the preparation of other business plans or business proposals for the Company and related Company literature to be utilized in connection with proposed acquisitions or business combinations.

                  1.2 Financial Planning. KCO will counsel management with respect to the monitoring of Company's financial affairs and initiating and maintaining relationships with sources of financing for the Company including banks, other lending institutions and investment banking firms.

                  1.3 Management Assistance. KCO will advise the Company's management in connection with implementation of the Company's business plans.

                  1.4 Acquisitions and Other Business Combinations. Where appropriate, KCO will: (a) investigate and review proposals concerning acquisitions and other business combinations and advise the Company as to the structure and form of any such proposal; (b) perform financial analyses of the acquisition candidates and relevant comparable companies and

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assist the Company in the  determination  of appropriate and desirable values to be realized in any acquisition or business combination; (c) counsel the Company as to strategy and tactics for initiating and continuing discussions and negotiations with any third party in connection with an acquisition or business combination and, if requested by the Company, participate in such discussions and negotiations; (d) if any agreement in principle is reached with any third party in connection with an acquisition or business combination, assist the Company in negotiating a definitive agreement to consummate the transaction; and
(e)  advise  the  Company  with  respect  to  the   consummation   of  any  such
transactions, including, without limitation, the preparation of any requisite or desirable regulatory filings, the satisfaction of any closing conditions and the performance by the Company and its affiliates of any covenants or obligations under any acquisition agreement.

                  1.5 Personnel. KCO will advise the Company with respect to the identification, interviewing and recruitment of suitable candidates for senior management positions, and determination of appropriate compensation arrangements for senior executives of the Company.

                  2. Remuneration. In consideration of the advisory and related services to be performed by KCO for the Company hereunder, the Company shall pay to KCO an annual advisory fee payable in quarterly installments in arrears commencing on December 31, 2003, equal to the higher of (a) US$425,000 and (b) 1% of the Company's gross revenues for such year. For purposes of determining the fees payable hereunder, "gross revenues" shall include all revenue generated by the Company or any of its subsidiaries with respect to services provided by them in any given year with respect to which the annual advisory fee is payable.

                  3. Expense Reimbursements. In addition to the fees pursuant to Paragraph 2, the Company shall reimburse KCO for all reasonable out-of-pocket costs and expenses incurred by KCO in connection with the performance of its services hereunder.

                  4. Term. This agreement shall continue until the fifth anniversary of the date hereof; provided, however, that, at the end of the five-year term this agreement shall renew for additional one-year periods unless either party shall provide written notice of termination to the other no later than 30 days prior to the next expiration date; provided, further, however, that this agreement and the Consulting Services Agreement shall both automatically terminate upon the close of an Exit Event that is not an IPO but in no event shall this agreement terminate prior to termination of the Consulting Services Agreement.

                  5. Limitation on Assignment by KCO. KCO may not assign its rights or duties hereunder to any party other than to Affiliates.

                  6. Indemnification; Limitation of Liability. The Company shall, to the fullest extent permitted by law, indemnify KCO and each of its agents, officers, shareholders, employees, members, representatives, and all others acting on its behalf (collectively with KCO, the "Indemnified Parties"), against any and all liabilities, costs, expenses (including reasonable legal fees and expenses), settlements, judgments and losses (collectively, "Damages"), resulting from, in connection with or arising out of any actual or threatened claim, action, demand, dispute or proceeding of whatever kind and nature that may be asserted against an Indemnified Party in

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any way arising from the  activities  of KCO  pursuant to this  agreement to the same extent as if such Indemnified Party were an officer of the Company, and all of such Damages shall be advanced to each Indemnified Party to the fullest extent permitted under and subject to repayment in accordance with Delaware law. In addition, the personal liability of each Indemnified Party is hereby eliminated or limited to the fullest extent permitted by Paragraph 7 of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended or supplemented from time to time or pursuant to any successor provision, to the same extent as if such Indemnified Party were an officer of the Company under Delaware law. In no event will any Indemnified Party be liable to the Company (x) unless such Indemnified Party shall have been grossly negligent, engaged in willful misconduct or acted in bad faith or (y) for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or list business, even if such Indemnified Party has been advised of the possibility of such damages.

                  7. Limit on Termination. The Company shall have no right to terminate this agreement unless KCO shall have committed gross negligence or willful misconduct in the performance of its duties hereunder. In the event of a dispute with respect to the foregoing, the prevailing party in such dispute shall be entitled to recover its reasonable legal fees and expenses in connection therewith.

                  8. Certain Rights of the Parties. The activities of the Company shall at all times be subject to the control and direction of its Board of Directors and officers. The Company reserves the right to make all decisions with regard to any matter upon which KCO has rendered its advice and consultation. It is agreed that KCO shall devote only so much time, and shall consult with and advise the officers and management of the Company, only to such extent and at such times and places as may be mutually convenient to the Company and KCO. KCO shall be free to provide similar services to such other business enterprises or activities as KCO may deem appropriate without any limitation or restriction.

                  9.  Governing   Law.  This   agreement   shall  be  construed,
interpreted and enforced in accordance with, and shall be governed by, the laws of the state of New York without regard to principles of conflicts of laws.

                  10. Jurisdiction; Venue. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York).

                  11.  Counterparts;   Effectiveness.   This  agreement  may  be
executed in one or more counterparts (including signature pages delivered by facsimile transmission), each of which shall be deemed an original but all of which together will constitute one and the same agreement. This agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                      [The next page is the signature page]


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                  Please  signify  your  approval  of  this  advisory   services
agreement by signing in the space provided below.

                                      Very truly yours,

                                      KIDD & COMPANY, LLC

                                      By: /s/ Andrew D. Lipman
                                         ---------------------------------------
                                               Name: Andrew D. Lipman
                                               Title: Principal

Agreed:

ADVANCED AESTHETICS, INC.

By: /s/ Andrew D. Lipman
   -----------------------------------
         Name: Andrew D. Lipman
         Title: Vice President

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